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Exhibit 16.1

October 10, 2008


U.S. Securities and Exchange Commission
100 F. Street, NE
Washington, DC 20549-7561
USA


Re: Blackwater Midstream Corp. -- SEC File No. 333-103647


Dear Ladies and Gentlemen:

We have read Item 4.01 on Form 8-K dated October 8, 2008, of BlackWater Midstream Corp. and are in agreement with the statements contained in paragraphs two, three and four. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ STS PARTNERS LLP
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STS PARTNERS LLP
Chartered Accountants


AHS/skl